UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 1, 2010/June 30, 2010

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 de Maisonneuve Blvd. West

Montreal, Quebec

Canada H3A 1L6

(Address and zip code of principal executive offices)

(514) 848-5555

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.06	Material Impairments to the Company’s Assets

On July 1, 2010 Domtar Corporation (the “Company”) issued a press release announcing the closing of its previously announced transaction to sell its Forest Products Business to EACOM Timber Corporation (TSX-V: ETR; “EACOM”). In its financial statements for the quarter ended June 30, 2010, Domtar will record a charge of approximately CDN$37 million, related mainly to the loss on disposal of the forest products business and related pension curtailments. Domtar will incur further charges of CDN$15 to CDN$20 million in future periods related to pension settlements resulting from the transaction.

ITEM 8.01	Other Events

On July 1, 2010 Domtar Corporation (the “Company”) issued a press release announcing the closing of its previously announced transaction to sell its Forest Products Business to EACOM Timber Corporation (TSX-V: ETR; “EACOM”). EACOM acquired the business for CDN$80 million plus elements of working capital of approximately CDN$46.5 million. Domtar received 19% of the proceeds in shares of EACOM resulting in an ownership interest of approximately 11.74%.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibits 99.1:	Press release of Domtar Corporation, dated July 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By:	/s/ Razvan L. Theodoru
Name:	Razvan L. Theodoru
Title:	Vice-President, Corporate Law and Secretary

Date:	July 1, 2010

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